                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           SIBIA Neurosciences, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (4)  Date Filed:

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

                           SIBIA NEUROSCIENCES, INC.
                           505 COAST BOULEVARD SOUTH
                                   SUITE 300
                        LA JOLLA, CALIFORNIA 92037-4641
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1999

TO THE STOCKHOLDERS OF SIBIA NEUROSCIENCES, INC.:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of SIBIA Neurosciences, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 26, 1999, at 5:00 p.m., Pacific Daylight Savings Time, at Lieb Auditorium, 505 Coast Boulevard South, Suite 300, La Jolla, California 92037, for the following purposes:

     1. To elect one director to hold office until the 2002 Annual Meeting of Stockholders.

     2. To approve the Company's 1996 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such Plan from one million five hundred thirteen thousand one hundred forty-one (1,513,141) shares to two million five hundred thirteen thousand one hundred forty-one (2,513,141) shares.

     3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          /s/  FREDERICK T. MUTO
                                          ----------------------------------
                                          Frederick T. Muto
                                          Secretary

La Jolla, California
April 14, 1999

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           SIBIA NEUROSCIENCES, INC.
                           505 COAST BOULEVARD SOUTH
                                   SUITE 300
                        LA JOLLA, CALIFORNIA 92037-4641
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 26, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of SIBIA Neurosciences, Inc., a Delaware corporation (the "Company" or "SIBIA"), for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 26, 1999, at 5:00 p.m., Pacific Daylight Savings Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Lieb Auditorium, 505 Coast Boulevard South, Suite 300, La Jolla, California 92037. The Company intends to mail this proxy statement and the accompanying proxy card on or about April 14, 1999, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telefacsimile, or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or other regular employees for such services, but any professional proxy solicitation firm used by the Company will be paid its customary fee.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on April 1, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 1, 1999, the Company had outstanding and entitled to vote 9,548,023 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted towards a quorum but will not be counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 505 Coast Boulevard South, Suite 300, La Jolla, California 92037-4641, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 16, 1999. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also December 16, 1999. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides that the Board shall be divided into three classes with staggered three-year terms. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors to serve on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of seven members. There are currently two directors in the class whose term of office expires as of the Annual Meeting, James D. Watson, Ph.D. and Frederick B. Rentschler. There is currently one nominee for election to this class, James D. Watson, Ph.D., who is currently a director of the Company and who was previously elected by the stockholders. If elected at the Annual Meeting, the nominee would serve until the 2002 Annual Meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Mr. Rentschler will not stand for reelection.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The nominee for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve.

     Set forth below is biographical information for the sole person nominated for election to serve for a three-year term expiring at the 2002 Annual Meeting and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

     DR. JAMES D. WATSON, 71, has been a director of the Company since 1992. Dr. Watson served as director of the Cold Spring Harbor Laboratory from 1968 to 1994, at which time he was appointed President. From 1956 to 1976, Dr. Watson was a member of the Department of Biology (then Molecular Biology) at Harvard University. Between 1988 and 1992, he directed the National Center for Human Genome Research at the National Institute of Health. In 1962, Dr. Watson, along with Drs. Francis H.C. Crick and Maurice Wilkins, was awarded the Nobel Prize in Physiology or Medicine for discovering the structure of deoxyribonucleic acid. Dr. Watson has won numerous awards in addition to the Nobel Prize and is a member of the U.S. National Academy of Sciences, the Royal Society in London, the Danish Academy of Arts and Sciences and the Academy of Sciences of Russia. Dr. Watson holds a B.S. from the University of Chicago and a Ph.D. from Indiana University and he has also received honorary degrees from 21 colleges and universities. He is a director of the Pall Corporation and a director of Diagnostic Products Corporation.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

     DR. STANLEY T. CROOKE, 54, has been a director of the Company since 1992. He is the founder of Isis Pharmaceuticals, Inc., a publicly-held biotechnology company, and has been its Chief Executive Officer since its inception in 1989 and Chairman of the Board of Directors since 1991. From 1980 until 1989, Dr. Crooke was employed by SmithKline Beckman Corporation, a publicly-held pharmaceutical company, most recently as President of Research and Development of SmithKline & French Laboratories. Dr. Crooke received a Ph.D. and a M.D. from Baylor College of Medicine. He is a director of Megabios Corp., a publicly-held biotechnology company, a director of EPIX Medical, Inc. and an Adjunct Professor of Pharmacology at UCSD.

     DR. JEFFREY F. MCKELVY, 60, has served as the Company's Executive Vice President and Chief Scientific Officer and a director of the Company since April 1998. Prior to his joining the Company, Dr. McKelvy was Senior Vice President, Neuroscience of Allelix Biopharmaceuticals, Inc. and President of Allelix Neuroscience, Inc. since 1997. In 1994, Dr. McKelvy founded Trophix Pharmaceuticals, Inc. and served as its Chairman and Chief Executive Officer. In 1992, Dr. McKelvy joined Novartis AG (formerly CIBA-Geigy) as Vice President of the CNS Strategic Business Unit with responsibility for all aspects of the company's CNS portfolio. Prior to joining CIBA-Geigy, Dr. McKelvy was Area Head, Neuroscience Discovery, and then Venture Head for Neuroscience at Abbott, where he had responsibility for the global development of drugs for neurology and psychiatry. Dr. McKelvy spent 18 years in academic neuroscience, lastly as Professor of Neurobiology, Molecular Biology and Psychiatry at State University of New York Stony Brook and Chairman of the Neuroscience Research Review Committee of the National Institute of Mental Health. Dr. McKelvy received his Ph.D. in Biochemistry from Johns Hopkins University.

     MR. WILLIAM R. MILLER, 70, has been a director of the Company since 1991 and Chairman of the Board of Directors since 1992. In 1991, he retired as Vice Chairman of the Board of Directors of Bristol-Myers Squibb, after six years in the position. Mr. Miller is a director of ImClone Systems, Inc., Isis Pharmaceuticals, Inc., Transkaryotic Therapies, Inc., Westvaco Corporation and Xomed Surgical Products, Inc. He is Chairman of the Board of Directors of Vion Pharmaceuticals, Inc. Mr. Miller is Chairman of the Board of Trustees of the Cold Spring Harbor Laboratory and a past Chairman of the Board of Directors of Pharmaceutical Manufacturers Association. Mr. Miller is a Trustee of the Manhattan School of Music, Metropolitan Opera Association, Opera Orchestra of New York, a member of Oxford University Chancellor's Court of Benefactors; Honorary Fellow of St. Edmund Hall, and Chairman of the English-Speaking Union of the United States.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

     DR. WILLIAM T. COMER, 63, has been President, Chief Executive Officer and a director of SIBIA since 1991. Prior to joining SIBIA, Dr. Comer worked for Bristol-Myers Squibb Company, a publicly-held pharmaceutical company ("Bristol-Myers Squibb"), for nearly 30 years in various scientific and management positions. He served as Executive Vice President, Science & Technology, and then as President, Pharmaceutical Research & Licensing at Bristol-Myers Squibb from 1989 until 1990. Thereafter, he served as Senior Vice President, Strategic Management -- Pharmaceuticals and Nutritionals at Bristol-Myers Squibb until 1991. Dr. Comer is currently a director of Cytel Corporation, a publicly-held biotechnology company, the University of California, San Diego ("UCSD") Cancer Center Foundation and The San Diego Chamber Orchestra. He is also a member of the Executive Committee of BIOCOM and the UCSD Industrial Advisory Committee for the Department of Chemistry and Biochemistry. Dr. Comer received a B.A. degree and Alumni Achievement Award from Carleton College and a Ph.D. in Organic Chemistry and Pharmacology from the University of Iowa.

     MR. GUNNAR EKDAHL, 56, has been a director of the Company since 1995. He is currently a director of Skandigen AB and served as Chairman of its board of directors from 1995 to 1998. Mr. Ekdahl has extensive experience with Swedish finance and investment companies and was President and Chief Executive Officer of Latour AB from 1985 to 1992, with controlling holdings in large Swedish industrial companies. Mr. Ekdahl has been active as a non-executive board member of several Swedish companies, including Chairman of

Arcona AB, G&L Beijer AB, Lofbergs Lila AB, and Philipson Bil AB. Mr. Ekdahl received his B.A. from the Stockholm School of Economics in 1966.

BACKGROUND OF NON-DIRECTOR EXECUTIVE OFFICERS

     MR. STEPHEN F. KEANE, 41, has served as the Company's Vice President, Corporate Development since November 1998. From 1994 to 1998, Mr. Keane was Director, Business Development at Molecular Biosystems, Inc. in San Diego, where he was responsible for negotiating corporate partnerships. He previously served as Director, Investor Relations at Molecular Biosystems, Inc. From 1993 to 1994, he was Senior Account Executive -- Bioscience Division with Stoorza, Ziegus & Metzger, responsible for all aspects of corporate communications programs for biotechnology and healthcare clients. From 1989 to 1993, Mr. Keane held a position at UCSD Medical Center as Scientific Editor, Radiology Department. Mr. Keane holds a B.A. from San Diego State University.

     DR. G. KENNETH LLOYD, 55, has served as Vice President, Biology since 1998. From 1994 to 1998, he served as the Company's Vice President,
Pharmaceuticals -- Biology. He joined the Company as Senior Director of Pharmacology and Preclinical Development in 1992. Beginning in 1977, Dr. Lloyd worked for Synthelabo S.A. where he held various management positions culminating with six years as Associate Director, Biology with responsibility for nervous system, cerebrovascular, bronchopulmonary, gastrointestinal and inflammation research. From 1990 to 1992, Dr. Lloyd was Assistant Vice President of Research and Director of Research (U.K.) for Wyeth-Ayerst Research. Dr. Lloyd serves on the Scientific Advisory Boards of Epigenesis and the Huntington Chorea Society of Canada. He received his B.S. and M.S. from McGill University and a Ph.D. from the University of Toronto. He held a postdoctoral position at F. Hoffman-La Roche & Co. Ltd. in Basel, Switzerland.

     DR. DAVID E. MCCLURE, 51, has served as the Company's Vice President, Clinical Development and Regulatory since 1996. From 1992 to 1996, Dr. McClure served as Director, Product Development and Project Management at Molecular Biosystems, Inc. From 1988 to 1992, he served as Assistant Director, Oncology Clinical and Medical Affairs, and as Senior Project Development Manager, Drug Development Department at ICI Pharmaceuticals Group. From 1983 to 1988, Dr. McClure served as Development Team Chairperson and Section Head, Medicinal Chemistry at McNeil Pharmaceutical (Johnson & Johnson). He started his career at Merck Research Laboratories as a medicinal chemist. He received his B.S. in Chemistry from Nebraska Wesleyan University, a Ph.D. in Organic Chemistry from Stanford University, and conducted post-doctoral work from 1973 to 1975 at Columbia University.

     DR. IAN A. MCDONALD, 51, has served as the Company's Vice President, Chemistry since 1998. From 1994 to 1998, he served as the Company's Vice President, Pharmaceuticals -- Chemistry. He joined the Company as Director of Chemistry in 1993. He has held senior scientist positions at the State Health Laboratory Service in Perth, Australia, at the Australian National University, and the Centre de Recherche Merrell International, Strasbourg, France, and he was a Group Leader and Senior Research Scientist, Marion Merrell Dow Research Institute (formerly Merrell Dow), Cincinnati, Ohio during the period 1985 to 1993. He received his B.S. and Ph.D. from the School of Chemistry, the University of Western Australia. He completed his postdoctoral studies at the Organic Chemistry Institute of the University of Zurich, Switzerland.

     MR. THOMAS A. REED, 43, has been with the Company since 1981. He has been Vice President, Finance/ Administration and Chief Financial Officer since 1995. From 1991 to 1995, he was Director, Finance and was Manager of Business and Market Evaluation from 1989 to 1991. He received his B.A. from the University of California, Berkeley and his M.B.A. from the University of San Diego.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1998, the Board held six meetings. The Board has an Audit Committee, a Compensation and Stock Option Committee and a Non-Officer Stock Option Committee.

     The Audit Committee is composed of two directors, Dr. Crooke and Mr. Rentschler. The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee met once during fiscal year 1998.

     The Compensation and Stock Option Committee is composed of three non-employee directors: Messrs. Ekdahl and Miller and Dr. Watson. The Compensation and Stock Option Committee makes recommendations to the Board concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation and Stock Option Committee met five times during fiscal year 1998.

     The Board's Non-Officer Stock Option Committee consists of Dr. Comer as the sole member. The function of the Non-Officer Stock Option Committee is to review and approve stock option grants under the Company's 1996 Equity Incentive Plan in accordance with guidelines approved by the Board to eligible persons under the plan that are not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by reason of their status as an officer, director or stockholder of the Company. The Non-Officer Stock Option Committee did not meet during fiscal year 1998, and its functions were performed by the Compensation and Stock Option Committee.

     During the fiscal year ended December 31, 1998, all directors except Dr. Watson attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

                          APPROVAL OF AMENDMENT TO THE
                     1996 EQUITY INCENTIVE PLAN, AS AMENDED

     In February 1996, the Board adopted, and the stockholders subsequently approved, the Company's 1996 Equity Incentive Plan ("Incentive Plan"). As a result of a series of amendments, as of January 31, 1999, there were 1,513,141 shares of Common Stock reserved for issuance under the Incentive Plan. In February 1999, the Board amended the Incentive Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Incentive Plan from a total of 1,513,141 shares to a total of 2,513,141 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board.

     As of January 31, 1999 awards (net of canceled or expired awards) covering an aggregate of 826,301 shares of the Company's Common Stock had been granted under the Incentive Plan. Not including the additional shares of Common Stock that will be available for grant upon approval of this Proposal 2, as of January 31, 1999, only 686,840 shares of Common Stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards or the reacquisition by the Company of issued shares) remained available for future grant under the Incentive Plan.

     Stockholders are requested in this Proposal 2 to approve the amendment to the Incentive Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the Incentive Plan are outlined below:

GENERAL

     The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted only stock options under the Plan.

PURPOSE

     The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. Approximately 136 of the approximately 140 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

ADMINISTRATION

     The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

     The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. The Board has delegated administration of the Incentive Plan to the Compensation and Stock Option Committee of the Board. The Board may also delegate to a committee of one or more members of the Board the authority to grant awards under the Incentive Plan to eligible persons who are not subject to Section 16 of the Exchange Act in accordance with guidelines approved by the Board. The Board has delegated such authority to the Non-Officer Stock Option Committee. See "Board Committees and Meetings." As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

     The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The Incentive Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension Incentive Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

ELIGIBILITY

     Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

     No option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. Likewise, no restricted stock award may be granted under the Incentive Plan to any such 10% stockholder unless the exercise price is at least 100% of the fair market value of the stock subject to the award. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

     No person may be granted options and stock appreciation rights under the Incentive Plan exercisable for more than 500,000 shares of Common Stock during any twelve (12) month period ("Section 162(m) Limitation").

STOCK SUBJECT TO THE INCENTIVE PLAN

     Subject to stockholder approval of this Proposal, an aggregate of 2,513,141 shares of Common Stock is reserved for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again becomes available for issuance under that Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will revert to and again become available for reissuance under the Incentive Plan for awards other than incentive stock options.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of the close of business on April 1, 1999, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $5.00 per share.

     The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Repricing. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

     Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest at the rate of at least twenty percent (20%) per year of the total number of shares subject to the option during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

     Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within the period specified in the option agreement, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death.

     Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

     The option term generally is not extended in the event that exercise of the option within these periods is prohibited. A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would result in liability under Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). A participant's option agreement also may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

     Payment. The Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

     The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board.

The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

     Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law.

STOCK APPRECIATION RIGHTS

     The Incentive Plan authorizes three types of stock appreciation rights.

     Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash.

     Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

     Independent Stock Appreciation Rights. Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the participant is vested under the independent stock appreciation right less than fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of stock or a combination thereof.

     Repricing. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced stock appreciation rights with new lower priced stock appreciation rights. To the extent required by Section 162(m) of the Code, a repriced stock appreciation right is deemed to be canceled and a new stock appreciation right granted. Both the stock appreciation right deemed to be canceled and the new stock appreciation right deemed to be granted will be counted against the Section 162(m) Limitation.

RESTRICTIONS ON TRANSFER

     The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may not grant nonstatutory stock options that are transferable except as provided in the stock option agreement. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

ADJUSTMENT PROVISIONS

     Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Incentive Plan, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Incentive Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), to the extent permitted by law any surviving corporation will be required to either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan, or such outstanding awards will continue in full force and effect. If any surviving corporation declines to assume awards outstanding under the Incentive Plan, or to substitute similar awards, then the vesting and the time during which such awards may be exercised will be accelerated. An outstanding award will terminate if the participant does not exercise it before a change in control, except that in the event of certain specified types of change in control, participants will have 15 days from the date of the change in control to exercise such award, following which time it will terminate if not exercised. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on February 21, 2006.

     The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act; (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

     If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

     Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

     Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness,
Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

     Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and
(ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount -- or formula used to calculate the amount -- payable upon attainment of the performance goal).

NEW PLAN BENEFITS

     The following table presents certain information with respect to options granted under the Incentive Plan for the fiscal year ended December 31, 1998 to
(i) the Named Executive Officers (as named in the Summary Compensation Table);
(ii) all executive officers as a group, (iii) all non-executive officer employees as a group and (iv) all non-employee directors as a group.

                               NEW PLAN BENEFITS

                           1996 EQUITY INCENTIVE PLAN

                                                                           NUMBER OF SHARES UNDERLYING
                 NAME AND POSITION                   DOLLAR VALUE($)(1)          OPTIONS GRANTED
                 -----------------                   ------------------    ---------------------------
William T. Comer, Ph.D. ...........................        150,000                    30,000
  Chief Executive Officer and President
Michael M. Harpold, Ph.D. .........................              0                         0
  Vice President
G. Kenneth Lloyd, Ph.D. ...........................         75,000                    15,000
  Vice President, Biology
David E. McClure, Ph.D. ...........................         80,000                    16,000
  Vice President, Clinical Development and
  Regulatory
Ian A. McDonald, Ph.D. ............................         80,000                    16,000
  Vice President, Chemistry
Jeffrey F. McKelvy, Ph.D. .........................        500,000                   100,000
  Executive Vice President and Chief Scientific
  Officer
All executive officers as a group(2)...............      1,235,000                   253,000
All non-executive officer employees as a
  group(2).........................................      1,148,289                   237,288
All non-employee directors as a group..............              0                         0

---------------
(1) Exercise Price multiplied by the number of shares underlying the option(s).

(2) Represents the number of executive officers as a group and all non-executive officer employees as a group as of March 31, 1999.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders of the Company at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's Financial Statements since 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 3

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 1999 by: (i) each director; (ii) each of the Named Executive Officers (as named in the Summary Compensation Table); (iii) all directors and executive officers of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the outstanding shares of Common Stock.

                                                                BENEFICIAL OWNERSHIP(1)
                                                          -----------------------------------
                    BENEFICIAL OWNER                      NUMBER OF SHARES   PERCENT OF TOTAL
                    ----------------                      ----------------   ----------------
The Salk Institute for Biological Studies...............     1,933,461             20.3%
  10010 North Torrey Pines Road
  La Jolla, California 92037
Biotechnology Value Fund, L.P.(2).......................     1,043,400             11.0%
  333 West Wacker Drive, Suite 1600
  Chicago, IL 60606
Novartis AG.............................................     1,035,324             10.9%
  Huenincerstrase
  4056 Basel, Switzerland
Skandigen AB............................................       986,696             10.4%
  Norrlandsgatan 15
  S-111 43 Stockholm, Sweden
Bristol-Myers Squibb Company............................       658,000              6.9%
  345 Park Avenue
  New York, NY 10154
William T. Comer, Ph.D.(3)..............................       374,885              3.9%
Stanley T. Crooke, M.D., Ph.D.(4).......................        20,250                 *
Gunnar Ekdahl(5)........................................        23,500                 *
Michael M. Harpold, Ph.D.(6)............................       157,234              1.6%
G. Kenneth Lloyd, Ph.D.(7)..............................        64,662                 *
David E. McClure, Ph.D.(8)..............................        25,115                 *
Ian A. McDonald, Ph.D.(9)...............................        77,706                 *
Jeffrey F. McKelvy, Ph.D.(10)...........................             0                 *
William R. Miller(11)...................................        65,375                 *
Frederick B. Rentschler(12).............................        29,250                 *
James D. Watson, Ph.D.(13)..............................        45,000                 *
All executive officers and directors as a group (12
  persons)(14)..........................................       810,627              8.2%

---------------
  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 9,517,947 shares outstanding on January 31, 1999, adjusted as required by the rules promulgated by the SEC.

 (2) BVF Partners L.P., a Delaware limited partnership ("Partners"), is the general partner of Biotechnology Value Fund, L.P., a Delaware limited partnership ("BVF"). BVF Inc., a Delaware corporation ("BVF Inc."), is an investment adviser to and the general partner of Partners. Mark N. Lampert, an individual, is the sole stockholder, sole director and an officer of BVF Inc. BVF may be deemed to have beneficial ownership of 495,500 shares of Common Stock of the Company, and Partners and BVF Inc. may be deemed to have beneficial ownership of 1,043,400 shares of Common Stock of the Company. BVF shares voting and dispositive power over the 495,500 shares of Common Stock it beneficially owns with Partners. Partners and BVF Inc. share voting and dispositive power over the 1,043,400 shares of Common Stock they beneficially own with, in addition to BVF, the managed accounts on whose behalf Partners, as investment managers, purchased such shares.

 (3) Includes 115,235 shares subject to options exercisable within 60 days of January 31, 1999 and 259,650 shares held by the Comer Family Trust. Does not include 235,000 shares held by the Comer Family Irrevocable Trust.

 (4) Includes 19,250 shares subject to options exercisable within 60 days of January 31, 1999.

 (5) Includes 17,500 shares subject to options exercisable within 60 days of January 31, 1999. Does not include 986,696 shares beneficially owned by Skandigen AG, of which Mr. Ekdahl is a board member.

 (6) Includes 81,424 shares subject to options exercisable within 60 days of January 31, 1999, of which 14,687 shares were subject to accelerated vesting as of March 31, 1999 pursuant to Mr. Harpold's employment agreement with the Company. See "-- Employment Agreements."

 (7) Includes 48,802 shares subject to options exercisable within 60 days of January 31, 1999.

 (8) Includes 22,030 shares subject to options exercisable within 60 days of January 31, 1999.

 (9) Includes 66,706 shares subject to options exercisable within 60 days of January 31, 1999.

(10) Jeffrey F. McKelvy, Ph.D., joined the company as a director and Executive Vice President and Chief Scientific Officer in April 1998.

(11) Includes 12,500 shares subject to options exercisable within 60 days of January 31, 1999.

(12) Includes 29,250 shares subject to options exercisable within 60 days of January 31, 1999. Does not include 1,933,461 shares beneficially owned by The Salk Institute. Mr. Rentschler is currently the Chairman of the Board of Trustees for The Salk Institute for Biological Studies.

(13) Includes 15,625 shares subject to options exercisable within 60 days of January 31, 1999.

(14) Includes 364,081 shares subject to options exercisable within 60 days of January 31, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (the "10% Stockholders"), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Currently, each non-employee director of the Company receives an annual retainer of $15,000, while the Chairman of the Board receives $25,000. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Furthermore, during 1998, Dr. Watson received compensation of $10,000 for his services as a member of the Company's Scientific Advisory Board.

     For the year ended December 31, 1998, total cash compensation paid to non-employee directors for service on the Board and/or committees of the Board was $85,000, not including the $10,000 payment to Dr. Watson for his service on the Company's Scientific Advisory Board.

     In addition to cash compensation, non-employee directors are eligible to receive annual grants of options to purchase Common Stock of the Company. See "Employee Benefit Plans -- 1996 Non-Employee Directors' Stock Option Plan."

     During fiscal year 1998, the Company granted an option to purchase 3,000 shares of Common Stock of the Company to each non-employee director and an option to purchase 5,000 shares of Common Stock of the Company to the Chairman of the Board, in each case at an exercise price per share of $5.63. The fair market value of the Company's Common Stock on the date of grant was $5.63 per share (based upon the closing sales price reported in the Nasdaq National Market System on the date of grant). As of January 31, 1999, options to purchase 105,750 shares of Common Stock of the Company granted to the current non-employee directors had been exercised.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ending December 31, 1998, 1997 and 1996, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its four other most highly compensated executive officers at December 31, 1998 and one former executive officer who was no longer serving as an executive officer at the end of fiscal year 1998 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                            ANNUAL COMPENSATION(1)                 AWARDS(2)
                                ----------------------------------------------   -------------
                                                                  OTHER ANNUAL      SHARES        ALL OTHER
                                FISCAL                            COMPENSATION    UNDERLYING     COMPENSATION
 NAME AND PRINCIPAL POSITION     YEAR    SALARY ($)   BONUS ($)       ($)        OPTIONS(#)(3)      ($)(4)
 ---------------------------    ------   ----------   ---------   ------------   -------------   ------------
William T. Comer, Ph.D. ......   1998     276,258      42,400            --          30,000         6,933
  Chief Executive Officer and    1997     261,756      63,000            --          12,825         4,917
  President                      1996     249,000      28,800            --          15,040         4,491

Michael M. Harpold,
  Ph.D.(5)....................   1998     193,500      20,000        43,600(6)           --         4,993
  Vice President                 1997     191,400      37,000            --           8,950         5,680
                                 1996     182,500      16,000            --           8,225         5,253

G. Kenneth Lloyd, Ph.D. ......   1998     197,500      20,000        10,000(7)       15,000
  Vice President, Biology        1997     187,500      40,000        10,000(7)        8,950         6,432
                                 1996     178,000      15,200        10,000(7)        8,225         5,248

David E. McClure, Ph.D. ......   1998     167,500      20,000            --          16,000         6,191
  Vice President, Clinical       1997     158,750      20,000            --           5,198         5,556
  Development and Regulatory     1996      51,667(8)   10,000(8)         --          33,500            --

Ian A. McDonald, Ph.D. .......   1998     170,550      20,100        10,000(7)       16,000         6,209
  Vice President, Chemistry      1997     161,000      32,100        10,000(7)        8,950         5,548
                                 1996     153,250      13,300        10,000(7)        7,050         5,144

Jeffrey F. McKelvy,
  Ph.D.(9)....................   1998     180,877      30,000        34,875(10)     100,000           912
  Executive Vice President and   1997          --          --            --              --            --
  Chief Scientific Officer       1996          --          --            --              --            --

---------------
 (1) As permitted by rules promulgated by the SEC, no amounts are shown with respect to certain perquisites where such amounts do not exceed the lesser of (i) 10% of the sum of the amounts reflected in the salary and bonus columns, or (ii) $50,000.

 (2) None of the Named Executive Officers held restricted stock awards as of December 31, 1998.

 (3) Unless otherwise noted, all options were granted under the Company's 1996 Equity Incentive Plan or 1992 Stock Option Plan.

 (4) All amounts include the value of excess group term life insurance premiums and matching 401(k) Plan contributions paid on behalf of the Named Executive Officers.

 (5) Dr. Harpold ceased serving as Vice President, Research in April 1998 and became Vice President.

 (6) Consists of forgiveness of debt related to amounts loaned to Dr. Harpold pursuant to a promissory note dated July 1992. See "-- Employment Agreements."

 (7) Includes forgiveness of $10,000 of principal amount owed to the Company for certain indebtedness.

 (8) Dr. McClure joined the Company in September 1996. Salary amount represents the total amount of salary actually paid to Dr. McClure in 1996. Dr. McClure's annual base salary for 1996 was $155,000. The bonus amount of $10,000 represents Dr. McClure's signing bonus. Upon joining the Company, Dr. McClure was granted an option to purchase 33,500 shares of Common Stock of the Company at an exercise price of $6.63 per share. The option vests and becomes exercisable in four equal annual installments commencing on September 1, 1997.

 (9) Dr. McKelvy joined the Company in April 1998. Salary amount represents the total amount of salary actually paid to Dr. McKelvy in 1998. Dr. McKelvy's annual base salary for 1998 was $250,000. Bonus amount of $30,000 represents Dr. McKelvy's sign-on bonus. Upon joining the Company, Dr. McKelvy was granted an option to purchase 100,000 shares of Common Stock of the Company at an exercise price of $5.00 per share. The option vests and becomes exercisable in four equal annual installments commencing on April 9, 1999.

(10) Consists of relocation costs paid by the Company.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company currently grants options to its executive officers under the Incentive Plan. As of January 31, 1999, options to purchase a total of 825,825 shares were outstanding under the Incentive Plan and options to purchase 686,840 shares remained available for grant thereunder. The following tables show for the fiscal year ended December 31, 1998, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                            ----------------------------------------------------------       VALUE AT ASSUMED
                              NUMBER OF       % OF TOTAL                                      ANNUAL RATES OF
                             SECURITIES         OPTIONS                                  STOCK PRICE APPRECIATION
                             UNDERLYING         GRANTED                                    FOR OPTION TERM($)(3)
                               OPTIONS      TO EMPLOYEES IN    EXERCISE     EXPIRATION   -------------------------
           NAME             GRANTED(#)(1)   FISCAL YEAR(2)    PRICE($/SH)      DATE          5%            10%
           ----             -------------   ---------------   -----------   ----------   ----------     ----------
William T. Comer..........      30,000            5.9            5.00         4/8/08        94,500        238,500
G. Kenneth Lloyd..........      15,000            3.0            5.00         4/8/08        47,250        119,250
David E. McClure..........      16,000            3.2            5.00         4/8/08        50,400        127,200
Ian A. McDonald...........      16,000            3.2            5.00         4/8/08        50,400        127,200
Jeffrey F. McKelvy........     100,000(4)        19.7            5.00         4/8/08       315,000        795,000

---------------
(1) Except otherwise noted, options were granted under the Incentive Plan. The options vest 20% on date of grant and 20% annually over the next 4 years.

(2) Based on options to purchase 506,288 shares of the Company's Common Stock granted to employees, including Named Executive Officers, under the Incentive Plan during fiscal year 1998.

(3) The potential realizable value is calculated based on the term of the option at its time of grant, which in each case is 10 years. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159%, respectively. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock, and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders. The

    Board has the authority to reprice options under the Incentive Plan. See Proposal 2 -- "Terms of Options -- Repricing."

(4) Options vest 25% annually over the next 4 years.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN
                                                              OPTIONS AT DECEMBER 31,      THE MONEY OPTIONS AT
                                  SHARES                            1998(#)(1)            DECEMBER 31, 1998($)(2)
                                 ACQUIRED         VALUE      -------------------------   -------------------------
            NAME              ON EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----              --------------   -----------   -------------------------   -------------------------
William T. Comer............           0              0            108,244/65,946            $356,967/$123,669
Michael M. Harpold..........           0              0             62,919/25,931               218,896/74,772
G. Kenneth Lloyd............      17,700         75,589             45,043/37,872               137,585/74,577
David E. McClure............           0              0             22,030/32,668                          0/0
Ian A. McDonald.............      20,000         95,400             63,476/37,849               210,738/72,132
Jeffrey F. McKelvy..........           0              0                 0/100,000                          0/0

---------------
(1) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with an exercise price below the fair market value of the Company's Common Stock.

(2) Calculation based on the fair market value of the Company's Common Stock at December 31, 1998 ($4.75 per share), minus the exercise price. "Out-of-the-money" options are ignored.

                             EMPLOYMENT AGREEMENTS

     Effective April 1998, the Company entered into an employment agreement (the "McKelvy Agreement") with Dr. Jeffrey McKelvy whereby Dr. McKelvy agreed to serve as the Company's Executive Vice President and Chief Scientific Officer. Under the McKelvy Agreement, Dr. McKelvy will receive an annual base salary of $250,000 and will be eligible to receive a discretionary performance-based cash bonus of up to 20% of such base salary. In addition, Dr. McKelvy was granted a stock option under the Company's 1996 Equity Incentive Plan to acquire up to 100,000 shares of the Company's Common Stock at an exercise price of $5 per share. Such options vest at an annual rate of 25% over a period of four years from the date of grant. Dr. McKelvy also received a sign-on bonus of $30,000 and is eligible to receive a loan from the Company of up to $100,000 to assist him in relocating to San Diego, the principal and interest of such loan to be forgiven over a period of five years based upon the achievement of personal and company objectives. The McKelvy Agreement is terminable at any time for any reason or no reason by either party.

     Effective April 1998, the Company entered into an employment agreement (the "Harpold Agreement") with Michael M. Harpold, Ph.D. whereby Dr. Harpold agreed to continue his employment with the Company by performing a special assignment with the title of Vice President through March 31, 1999. Under the Harpold Agreement, Dr. Harpold will continue to receive his annual base salary of $193,500. In addition, the Company forgave Dr. Harpold's outstanding employee loan in the amount of $43,600, as described under the caption "Certain Transactions." The Harpold Agreement is terminable at any time or for any reason by either party. If Dr. Harpold remains an employee through March 31, 1999, subject to certain conditions, the Company will continue his salary for a period of six months after such time and accelerate vesting of his stock options (dated November 10, 1994 covering a total of 58,750 shares at an exercise price of $0.85 cents per share, May 9, 1995 covering a total of 7,050 shares at an exercise price of $1.45 per share and February 22, 1996 covering a total of 6,169 shares at an exercise price of $1.91 per share).

     Effective November 1998, the Company entered into an employment agreement (the "Keane Agreement") with Stephen F. Keane whereby Mr. Keane agreed to serve as the Company's Vice President, Corporate Development. Under the Keane Agreement, Mr. Keane will receive an annual base salary of

$150,000 and will be eligible to receive a discretionary performance-based cash bonus of up to 15% of such base salary. In addition, Mr. Keane was granted a stock option under the Incentive Plan to acquire up to 60,000 shares of the Company's Common Stock at an exercise price of $4.50 per share. Such options vest at an annual rate of 25% over a period of four years from the date of grant. Mr. Keane also received a sign-on bonus of $5,000. The Keane Agreement is terminable at any time for any reason or no reason by either party.

                         CHANGE IN CONTROL ARRANGEMENTS

     The Company's Management Change of Control Plan, as amended on December 10, 1998, (the "Change of Control Plan"), is applicable to William T. Comer, G. Kenneth Lloyd, Ian A. McDonald, Thomas A. Reed and, with respect to certain provisions, David E. McClure, Stephen F. Keane and Jeffrey F. McKelvy. The Change of Control Plan generally provides for the payment of benefits to its participants upon the occurrence of certain defined change of control events. Among the benefits provided are generally: (i) cash bonuses of up to 25% of annual base salary, depending on the valuation of the Company at the time of the change of control; (ii) acceleration of vesting of certain stock options granted to certain participants; (iii) severance payments of up to two times annual base salary, depending on the participant's position with the Company at the time of a change of control; and (iv) the payment of health insurance premiums and outplacement expenses incurred upon a change of control.

     Under the Change of Control Plan, a "change of control" of the Company is deemed to have occurred upon the consummation of a merger or consolidation in which the Company is not the surviving entity (other than a transaction the principal purpose of which is to change the jurisdiction of the Company's incorporation), the sale, transfer or other disposition of all or substantially all of the assets of the Company or a reverse merger in which the Company is the surviving entity, but in which 50% or more of the Company's outstanding voting stock is transferred to holders different from those who held such stock immediately prior to such merger.

                             EMPLOYEE BENEFIT PLANS

     In addition to the Incentive Plan (see Proposal 2), the Company maintains the following employee benefit plans.

EMPLOYEE STOCK PURCHASE PLAN

     In February 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Employee Stock Purchase Plan (the "Purchase Plan"). The purpose of the Purchase Plan is to assist the Company in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company. The Purchase Plan provides a means by which employees of the Company and its affiliates may purchase Common Stock of the Company at a discount through accumulated payroll deductions. The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code. The maximum number of shares of Common Stock that may be issued under the Purchase Plan is 500,000. As of January 31, 1999, all of the Company's 130 employees were eligible to participate in the Purchase Plan.

     Under the Purchase Plan, the Board may provide for the grant of rights to purchase Common Stock to eligible employees (an "Offering") on a date or dates to be selected by the Board of Directors. The first Offering under the Purchase Plan began May 9, 1996, the effective date of the Company's initial public offering, and extended until April 30, 1998. Subsequent Offerings commence on May 1 every year, beginning with calendar year 1998 and end on the day prior to the first anniversary of the date the Offering commences. As of January 31, 1999, the Company had issued 63,631 shares of Common Stock to employees under the Purchase Plan.

1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     In February 1996, the Board of Directors adopted, and the stockholders subsequently approved, the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The purpose of the Directors' Plan is to attract and retain the services of persons capable of serving as non-employee directors on the Board of Directors and to provide incentives for such persons to exert maximum efforts to promote the success of the Company. The Directors' Plan provides for the automatic grant of nonstatutory stock options to purchase shares of Common Stock to non-employee directors of the Company. The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 235,000. Option grants under the Directors' Plan are non-discretionary.

     Under the Directors' Plan, each person who for the first time becomes a non-employee director shall be granted upon the date of his or her initial election to the Board of Directors, an option to purchase 10,000 shares of Common Stock of the Company. In addition, on the date of each annual meeting of stockholders, each non-employee director who is reelected at such meeting shall be granted an option to purchase 3,000 shares of Common Stock of the Company; provided, however, that a non-employee director who is then serving as the Chairman of the Board shall be granted an option to purchase 5,000 shares of Common Stock of the Company. As of January 31, 1999, options to purchase 54,000 shares had been granted under the Directors' Plan. Options granted under the Directors' Plan are not intended to qualify as incentive stock options under the Code.

401(k) PLAN

     The Company adopted a tax-qualified employee savings and retirement plan under Section 401(k) of the Code (the "401(k) Plan") covering all of the Company's employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to 15% of their salaries, but not in excess of the statutory prescribed annual limit ($10,000 in 1998) and have the amount of such reduction contributed to the 401(k) Plan. The Company currently matches 50% of employee contributions up to 6% of an employee's salary, limited to the maximum contribution allowable for income tax purposes. Employer contributions vest proportionally over five years of service. Contributions to the 401(k) Plan made by employees or by the Company, and income earned on such contributions made by the Company, if any, will be deductible by the Company when made. The 401(k) Plan may be amended or discontinued at any time by the Company.

          REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

     The Company's executive compensation program is administered by the Compensation and Stock Option Committee (the "Committee") of the Board. The Committee is appointed by the Board and is comprised of three non-employee directors. The non-employee directors that served on the Committee during fiscal year 1998 were Messrs. Miller and Ekdahl and Dr. Watson.

     The Committee is responsible for establishing and maintaining the Company's policies governing employee compensation and administering the Company's employee benefit plans. More specifically, the Committee establishes compensation packages, bonus programs and employee benefit plans. In addition, the Committee reviews and approves proposals made by management with respect to the adoption of new plans or modification to existing plans, compensation packages involving amounts over $100,000 per year and modifications to the bonus plans.

---------------

    (1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION PHILOSOPHY

     The Company's executive compensation philosophy strongly links management pay with both the individual's and the Company's annual and long-term performance. The Company's current compensation programs are designed to attract, motivate, and retain senior management by providing compensation packages that are competitive with local and national biotech companies. The Company engages outside consultants to advise it with respect to its compensation programs and consults various industry compensation surveys including the Biotechnology Employee Development Coalition and Radford National Salary and Benefits surveys.(2)

     During the first quarter of each year, the Company's management proposes to the Committee specific Company-wide objectives to be used as benchmark performance indicators for that year. The Committee uses such objectives to evaluate the Company's overall performance for the year, and subjectively assesses each individual's contribution to such performance. Corporate objectives for 1998 included (i) securing additional research support by establishing and renewing collaborative research and license agreements; (ii) advancing the Company's various drug discovery and development programs; (iii) generating additional revenues by licensing various technologies; and (iv) engaging additional corporate partners to further research and develop certain of the Company's compounds.

COMPONENTS OF EXECUTIVE COMPENSATION.

     The components of the Company's executive compensation packages and the objective criteria on which they are based are as follows:

     Base Salary. With respect to determining the base salary of executive officers, the Committee considers a variety of factors including the executive's prior relevant experience, the level of responsibility, the individual's performance, and the salaries of similar positions in the Company compared with the salaries set forth in the local Biotechnology Employee Development Coalition and Radford National Salary and Benefits surveys. Based on the foregoing factors and the data generated in the surveys, the Committee then sets target salary levels applicable to each executive officer. For fiscal 1998, the Committee set established target salaries for each executive officer at levels within the range of salary levels reflected in the surveys. The Committee made its target salary determinations subjectively after considering the competitive nature of the biotechnology industry and the Company's need to attract and retain talented executive officers.

     The Committee believes that its process for determining and adjusting the base salary of executive officers is consistent and equitable with sound personnel practices and the Company's general compensation philosophy. Annual adjustments in base salaries are determined consistent with the foregoing and typically are made at the end of the first quarter.

     Annual Cash Bonuses. Annual cash bonus awards are an integral component of an executive's overall compensation package and are intended to maintain competitive compensation levels with other leading biotechnology companies as well as to reinforce team building and provide a merit-based means of earning additional compensation. The amount of each executive's cash bonus is determined each year subjectively by the Committee based upon the factors outlined above for base salary with the goal of establishing combined base salary and bonus within the range of salary levels determined using the surveys. Cash bonuses are also awarded if certain minimum corporate earning thresholds are met, even if certain other objectives are not met. During the fiscal year 1998, cash bonuses were paid to all executive officers of the Company.

     Equity Incentive Awards. Generally, the Company grants equity incentive awards in the form of stock options to executive officers concurrent with their joining the Company. The amount of such grants are intended to reflect a new hire's level of experience and position for which such person was hired. In addition,

---------------

    (2) The companies included in the survey are not necessarily the same as the companies included in the market indices included in the performance graph in this Proxy Statement. Although the compensation (salary and bonus) surveys referred to above and the market indices included in the performance graph are broad and include companies in related industries, the surveys and indices were created for different purposes and accordingly are not comparable.

annual grants of stock options are made with the objective to strengthen the mutuality of interest between management and the Company's stockholders. Grants made under the 1996 Equity Incentive Plan generally have a term of 10 years and are normally tied to the market valuation of the Company's Common Stock, thereby providing an additional incentive for executives to build stockholder value. In addition, grants are generally subject to vesting over four years, with vesting tied to continued employment. Executives receive value from these grants only if strategic goals are achieved and the Company's Common Stock appreciates accordingly. This component of an executive's compensation package is intended to retain and motivate executives to improve long-term stock market performance. Additional long-term incentives are provided through the Company's Employee Stock Purchase Plan in which all eligible employees may participate.

     The level of the annual discretionary stock awards are based, in part, on the executive's level of contribution to the Company during the prior year as determined by the Committee using the factors specified above. The terms of the Company's equity incentive plans pursuant to which it grants options to its executive officers are comparable, in all material respects, to equity incentive plans which are generally employed in the industry and which the Company believes are competitive and reasonable.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee uses the same procedures described above in setting the total compensation package paid to the Company's Chief Executive Officer. The Chief Executive Officer's total salary is based on comparisons with other companies included in the surveys referred to above. In awarding annual stock options, the Committee considers the Chief Executive Officer's performance with respect to objective criteria established by the Committee and overall contribution to the Company during the prior year. During 1998, the Chief Executive Officer was paid a salary of $276,258, a cash bonus of $42,400 and was granted options to purchase 30,000 shares of Common Stock of the Company. The Committee believes that the total compensation package received by the Chief Executive Officer for fiscal year 1998 was competitive within the industry and reflected his overall contribution to the Company.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The statute containing this law and the applicable regulations offer a number of transitional exceptions to the 162(m) limitations on deductions for pre-existing compensation plans, arrangements and binding contracts. As a result, the Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Committee has not yet established a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as "performance-based compensation." The Committee intends to continue to evaluate the effects of the statute and to comply with Section 162(m) of the Code in the future to the extent consistent with the best interests of the Company and its stockholders.

SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF
DIRECTORS

        Gunnar Ekdahl
        William R. Miller
        James D. Watson

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows a comparison of cumulative total stockholder returns on an investment of $100 in cash for the period from May 9, 1996 (the effective date of the Company's initial public offering) to December 31, 1998 for the (i) Company's Common Stock, (ii) Nasdaq Stock Market Index, (iii) Nasdaq Pharmaceutical Stock Index, and (iv) NeuroInvestment Index.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

                                       SIBIA NEUROSCIENCES                                  NASDAQ          NEUROINVESTMENT INDEX
                                       -------------------    NASDAQ STOCK MARKET    PHARMACEUTICAL STOCK   ---------------------
                                                                     INDEX                  INDEX
                                                              -------------------    --------------------
10-May-96                                      100                    100                    100                     100
28-Jun-96                                       71                    100                     92                      88
31-Dec-96                                       69                    109                     92                      89
30-Jun-97                                       60                    122                     94                      75
31-Dec-97                                       60                    133                     95                      66
30-Jun-98                                       48                    160                     96                      60
31-Dec-98                                       44                    187                    121                      53

---------------
(1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

     In July 1992, the Company loaned to Dr. Harpold $43,600 pursuant to a promissory note bearing interest at the rate of 7.5% per annum. The entire loan balance of $43,600 was forgiven as a provision of Dr. Harpold's June 1998 employment agreement. See "Executive Compensation -- Employment Agreements."

     In February 1996, the Company loaned to Dr. Harpold $44,100 as the purchase price for certain options to purchase Common Stock of the Company pursuant to a promissory note bearing interest at the rate of 7.0% per annum. As of March 31, 1999, the total amount of principal and interest outstanding under the promissory note was $53,771.

     The Company has entered into certain transactions with its directors, as described under the caption "Executive Compensation -- Compensation of Directors."

     The Company has also entered into certain agreements with certain of its current and former executive officers, as described under the captions "Executive Compensation -- Employment Agreements" and "-- Change in Control Arrangements."

     The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law.

The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

     In addition, the Company's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                                 OTHER MATTERS

     The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          /s/  FREDERICK T. MUTO
                                          ----------------------------------
                                          Frederick T. Muto
                                          Secretary

April 14, 1999

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: THOMAS A. REED, CHIEF FINANCIAL OFFICER, SIBIA NEUROSCIENCES, INC., 505 COAST BOULEVARD SOUTH, SUITE 300, LA JOLLA, CALIFORNIA 92037-4641.

                                      ALL REFERENCES HEREIN TO NUMBERS OF SHARES
                                      ALREADY TAKE INTO ACCOUNT AND GIVE EFFECT
                                      TO THE 2.35-FOR-1 STOCK SPLIT EFFECTED IN
                                      MARCH 1996.

                            SIBIA NEUROSCIENCES, INC.

                           1996 EQUITY INCENTIVE PLAN

                      ORIGINALLY ADOPTED FEBRUARY 22, 1996
                            AMENDED DECEMBER 12, 1996
                            AMENDED FEBRUARY 27, 1997
                              AMENDED JUNE 5, 1997
                            AMENDED FEBRUARY 25, 1999

1.      PURPOSES

        (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights, all as defined below.

        (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

        (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.      DEFINITIONS

        (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

        (b) "BOARD" means the Board of Directors of the Company.

        (c) "CAUSE" means (1) gross or habitual failure to perform assigned duties of the job, that is, performance failure not corrected within thirty (30) days after written notice thereof or (2) misconduct, including but not limited to: (i) conviction of a crime, or entry of a plea of nolo contendere, with regard to a crime involving moral turpitude or dishonesty, (ii) illegal drug use


                                       1.

or alcohol abuse on Company premises or at a Company sponsored event, (iii) conduct which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve, or (iv) intentional, material violation of any contract between the holder of a Stock Award and the Company or any statutory duty of such person to the Company.

        (d) "CHANGE OF CONTROL" means any one of the following:


               (1) a sale of all or substantially all of the assets of the Company;

               (2) a merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company's incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least 50% of the voting securities of the controlling acquiring corporation);

               (3) a merger or consolidation in which the Company is the surviving corporation and less than 50% of the voting securities of the Company which are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction;

               (4) any transaction or series of related transactions after which any person (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner of voting securities of the Company representing 50% or more of the combined voting power of all of the voting securities of the Company.

               (5) during any period of two consecutive years, individuals who at the beginning of such period constitute the membership of the Company's Board of Directors ("Incumbent Directors") cease for any reason to have authority to cast at least a majority of the votes which all directors on the Board of Directors are entitled to cast, unless the election, or the nomination for election by the Company's stockholders, of a new director was approved by a vote of at least two-thirds of the votes entitled to be cast by the Incumbent Directors, in which case such director shall also be treated as an Incumbent Director in the future; or

               (6) the liquidation or dissolution of the Company.

        (e) "CODE" means the Internal Revenue Code of 1986, as amended.

        (f) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

        (g) "COMPANY" means SIBIA Neurosciences, Inc., a Delaware corporation.



                                       2.

        (h) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(2) of the Plan.

        (i) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

        (j) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

        (k) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (l) "DIRECTOR" means a member of the Board.

        (m) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (n) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (o) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows and in each case in a manner consistent with Section 260.140.50 of Title 10 of the California Code of
Regulations:

               (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of common stock shall be the last closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) prior to the determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

               (2) If the common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;



                                       3.

               (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

        (p) "GOOD REASON" means any action taken by the Company or its successor, as the case may be, that would result in a (1) reduction of the rate of compensation as in effect immediately prior to the Change of Control, (2) failure to provide a package of welfare benefit plans which, taken as a whole, provide substantially similar benefits to those in which the holder of a Stock Award is entitled to participate immediately prior to the Change of Control (except that employee contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Company which would adversely affect participation or reduce benefits under any of such plans, (3) change in responsibilities, authority, titles or offices resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof, (4) request that the holder of a Stock Award relocate to a worksite that is more than thirty-five (35) miles from the prior worksite, unless such relocation opportunity is accepted, (5) material reduction in duties, (6) failure or refusal of the acquiring or surviving corporation to assume the Company's obligations under this Plan, as required by Section 13(b), or (7) material breach by the Company or any acquiring or surviving corporation of any of the material provisions of the Plan.

        (q) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (r) "INDEPENDENT STOCK APPRECIATION RIGHT" or "INDEPENDENT RIGHT" means a right granted pursuant to subsection 8(b)(3) of the Plan.

        (s) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (Regulation S-K)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under 404(b) of Regulation S-K; or (ii) is otherwise considered a non-employee director for purposes of Rule 16b-3.

        (t) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (u) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (v) "OPTION" means a stock option granted pursuant to the Plan.



                                       4.

        (w) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (x) "OPTIONEE" means a person who holds an outstanding Option.

        (y) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (z) "PLAN" means this 1996 Equity Incentive Plan.

        (aa) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (bb) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

        (cc) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

        (dd) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (ee) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted pursuant to subsection 8(b)(1) of the Plan.

3.      ADMINISTRATION

        (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a


                                       5.

person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

               (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (3) To amend the Plan or a Stock Award as provided in Section 14.

               (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who
(1) are not then subject to Section 16 of the Exchange Act and/or (2) are either
(i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4.      SHARES SUBJECT TO THE PLAN

        (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate two million five hundred thirteen thousand one hundred forty-one (2,513,141) shares of the Company's common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.



                                       6.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.      ELIGIBILITY

        (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

        (b) No person shall be eligible for the grant of an Option or an award to purchase restricted stock if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the Fair Market Value of such stock at the date of grant.

        (c) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than five hundred thousand (500,000) shares of the Company's common stock in any twelve (12) month period.

6.      OPTION PROVISIONS

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

        (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the


                                       7.

time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment arrangement, except that payment of the common stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment, or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

        In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable except as provided in the stock option agreement evidencing such Nonstatutory Stock Option and any amendments thereto or by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and any administrative interpretations or pronouncements thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a QDRO. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

        (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary but in each case will provide for vesting of at least twenty percent (20%) per year of the total number of shares subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

        (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the



                                       8.

termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period, which in no event shall be less than thirty (30) days, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under
Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

        (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the Option Agreement), or
(ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth



                                       9.

in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate; provided, however, that (i) the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Option was granted, and (ii) such right shall be exercisable only within (A) the ninety (90) day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the Optionee (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding "qualified small business stock")), and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares. Should the right of repurchase be assigned by the Company, the assignee shall pay the Company cash equal to the difference between the original purchase price and the stock's Fair Market Value if the original purchase price is less than the stock's Fair Market Value.

        (j) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is granted to a 10% stockholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

        Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(e) of the Plan and in Section 422(d) of the


                                      10.

Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.      TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

        Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

        (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

        (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and any administrative interpretations or pronouncements thereunder, so long as stock awarded under such agreement remains subject to the terms of the agreement.

        (C) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

        (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee; provided, however, that (i) the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Stock Award was granted, and (ii) such right shall be exercisable only (A) within the ninety (90) day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the holder of the Stock Award (for example, for purposes of satisfying the



                                      11.

requirements of Section 1202(c)(3) of the Code (regarding "qualified small business stock")), and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares. Should the right of repurchase be assigned by the Company, the assignee shall pay the Company cash equal to the difference between the original purchase price and the stock's Fair Market Value if the original purchase price is less than the stock's Fair Market Value.

        (e) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire, subject to the limitations described in subsection 7(d), any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.      STOCK APPRECIATION RIGHTS

        (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. If a Stock Appreciation Right is granted to an individual who is at the time subject to
Section 16(b) of the Exchange Act (a "Section 16(b) Insider"), the Stock Award Agreement of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 promulgated under the Exchange Act (or any successor rule or regulation). Except as provided in subsection 5(c), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Rights.

        (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

               (1) TANDEM STOCK APPRECIATION RIGHTS. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.



                                      12.

               (2) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

               (3) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9.      CANCELLATION AND RE GRANT OF OPTIONS

        (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) with the consent of the affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option) or, in the case of a 10% stockholder (as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option and/or Stock Appreciation Right with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.



                                      13.

        (b) Shares subject to an Option or Stock Appreciation Right canceled under this Section 9 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option and/or Stock Appreciation Right under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 9(b) shall be applicable only to the extent required by Section 162(m) of the Code.

10.     COVENANTS OF THE COMPANY

        (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

11.     USE OF PROCEEDS FROM STOCK

        Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

12.     MISCELLANEOUS

        (a) Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b), or 8(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (b) Throughout the term of any Stock Award, the Company shall deliver to the holder of such Stock Award, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the term of such Stock Award, a balance sheet and an income statement. This section shall not apply when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.



                                      14.

        (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause, to remove any Director as provided in the Company's By-Laws and the provisions of the General Corporation Law of the State of Delaware, or to terminate the relationship of any Consultant in accordance with the terms of that Consultant's agreement with the Company or Affiliate to which such Consultant is providing services.

        (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b) or 8(b), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the holder of the Stock Award to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting a Stock Award to such person or permitting the holder of the Stock Award to exercise the Stock Award. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the



                                      15.

Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

13.     ADJUSTMENTS UPON CHANGES IN STOCK

        (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split (excluding the 2.35-for-1 stock split effected in March 1996), liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any twelve (12) month period pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

        (b) In the event of a Change of Control, then to the extent permitted by applicable law: (1) any surviving or acquiring corporation or an Affiliate of such corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 13(b)) for those outstanding under the Plan, or (2) such Stock Awards shall continue in full force and effect. If Stock Awards are assumed, substituted, or continue in full force and effect, then the vesting of such Stock Awards shall be accelerated in full if the holder's Continuous Status as an Employee, Director or Consultant is terminated either without Cause by the surviving or acquiring corporation or with Good Reason by the holder, within the twelve (12) months following the date of the Change of Control. In the event any surviving or acquiring corporation or its Affiliate refuses or is not permitted under applicable law to assume such Stock Awards or to substitute similar Stock Awards for those outstanding under the Plan, then the vesting and exercisability of such Stock Awards shall be accelerated in full prior to the Change of Control and such Stock Awards shall be terminated if not exercised at or prior to such Change of Control; provided, however, that if such Change of Control occurs as the result of an event described in Section 2(d)(4) or Section 2(d)(5) of this Plan, then the holders of Stock Awards shall have fifteen (15) days from the date of such Change of Control to exercise such Stock Awards, after which time such Stock Awards shall be terminated. In the event of a dissolution or liquidation of the Company, any Stock Awards outstanding under the Plan shall terminate if not exercised at or prior to such event.



                                      16.

14.     AMENDMENT OF THE PLAN AND STOCK AWARDS

        (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

               (1) Increase the number of shares reserved for Stock Awards under the Plan;

               (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

               (3) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3.

        (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

        (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15.     TERMINATION OR SUSPENSION OF THE PLAN

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on February 21, 2006, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.



                                       17.

        (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Stock Award was granted.

16.     EFFECTIVE DATE OF THE PLAN

        The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.





                                      18.

PROXY


                           SIBIA NEUROSCIENCES, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1999


The undersigned hereby appoints William T. Comer and Thomas A. Reed, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of SIBIA Neurosciences, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SIBIA Neurosciences, Inc. to be held at Lieb Auditorium, 505 Coast Boulevard South, Suite 300, La Jolla, California 92037, on Wednesday, May 26, 1999, at 5:00 p.m., Pacific Daylight Savings Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

                           (Continued on other side)




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
                          (Continued from other side)


                                                                 Please mark
                                                                   your vote
                                                                as indicated [X]
                                                                     in this
                                                                     example



MANAGEMENT RECOMMENDS A VOTE FOR THE       FOR the nominee         WITHHOLD
NOMINEE FOR DIRECTOR LISTED BELOW.           listed below          AUTHORITY
                                          (except as marked     to vote for the
PROPOSAL 1: To elect one director to       to the contrary      nominee listed
            hold office until the               below).              below.
            2002 Annual Meeting of               [ ]                  [ ]
            Stockholders.

NOMINEE:    James D. Watson, Ph.D.



MANAGEMENT RECOMMENDS A VOTE FOR
PROPOSALS 2 AND 3.                              FOR        AGAINST      ABSTAIN

PROPOSAL 2: To approve the Company's 1996       [ ]          [ ]          [ ]
            Equity Incentive Plan, as
            amended, to increase the
            aggregate number of shares of
            common stock authorized for
            issuance under such Plan from
            one million five hundred thirteen
            thousand one hundred forty-one
            (1,513,141) shares to two
            million five hundred thirteen
            thousand one hundred forty-one
            (2,513,141) shares.

                                                FOR        AGAINST      ABSTAIN

PROPOSAL 3: To ratify selection of              [ ]          [ ]          [ ]
            PricewaterhouseCoopers LLP
            as independent auditors of the
            Company for its fiscal year
            ending December 31, 1999.



UNLESS A CONTRARY DIRECTION IS INDICATED, THIS
PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN
PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE
SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.
IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS
PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.



Signature(s)                                                 Dated
            ------------------------------------------------      --------------

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

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